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                                                                    Exhibit 3.63


                                STATE OF FLORIDA

                            ARTICLES OF INCORPORATION

                                       OF

                  SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC.

         The undersigned, acting as incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation.

         FIRST: The name of the corporation is: SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC.

         SECOND:  The period of its duration is perpetual.

         THIRD:   The purpose for which the corporation is organized is to
engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Florida General Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: 1,000 @ $1.00

         FIFTH:   The street address of the initial registered office of the corporation is c/o C T CORPORATION SYSTEM, 8751 West Broward Boulevard, Plantation, Florida 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

         SIXTH:   The number of directors constituting the initial board of
directors of the corporation is one, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                           George W. McCleary
                           100 N.W. 70th Avenue
                           Plantation, FL  33317

         SEVENTH: The name and address of the incorporator is:

                           Melanie Sharman
                           1311 Executive Center Drive, Suite #200
                           Tallahassee, Florida 32301

         DATED:            May 18, 1990

                                             /s/ Melanie Sharman
                                             ----------------------
                                                  Incorporator
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STATE OF FLORIDA

COUNTY OF LEON

         The foregoing instrument was acknowledged before me this 18th day of May by Melanie Sharman.

My Commission Expires:

                                                     ------------------------


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                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF
                  SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC.

         The undersigned, WELLINGTON CHEN, President and Secretary of SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC. certifies that:

         1. He is the President and Secretary of SARASOTA EMERGENCY MEDICAL CONSULTANTS, INC., a Florida corporation, whose Articles of Incorporation were filed with the Secretary of State, State of Florida, on May 18, 1990.

         2. The following amendment to the Articles of Incorporation was unanimously adopted by the Board of Directors and approved by the Shareholders, at a special meeting at which all of the Directors and Shareholders were present and voting throughout, duly called for the purpose of adopting this Amendment and held on July 15, 1996.

         3. There are 1000 shares of common stock outstanding. All of said outstanding shares are entitled to vote, and all of the shares entitled to vote, voted for the Amendment.

         4. Paragraph Fourth of the Articles of Incorporation is hereby amended in its entirety to read as follows:

         "FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Ten Thousand (10,000) Common Shares having a par value of $1.00. Said shares shall consist of Five Thousand (5,000) shares of Class D, voting common stock, and Five Thousand (5,000) shares of Class E, voting common stock. There shall be no preferences or limitations as to either class of stock, and each class of stock shall have the same equity rights in the Corporation."
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         5. This amendment shall become effective on the date of filing these
Articles. All shares of the Corporation which were issued and outstanding before filing of these Articles of Amendment, shall be canceled, declared null and void and re-issued.

         IN WITNESS WHEREOF, the undersigned, WELLINGTON CHEN, as President and Secretary of the Corporation has executed these Articles of Amendment this 15th day of July 1996.

                                         /s/ Wellington Chen
                                         -------------------------------
                                         WELLINGTON CHEN, President and
                                         Secretary


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